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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of
                     the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported):  June 11, 2003

                        SATCON TECHNOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in Charter)

                                  Delaware
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               (State or Other Jurisdiction of Incorporation)


       1-11512                                       04-2857552
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(Commission File Number)                (I.R.S. Employer Identification No.)


       161 First Street
Cambridge, Massachusetts                                       02142-1228
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(Address of Principal Executive Offices)                       (Zip Code)


                               (617) 661-0540
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             (Registrant's telephone number, including area code)


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This Current Report on Form 8-K is filed by SatCon Technology Corporation, a
Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5.       OTHER EVENTS AND REQUIRED FD DISCLOSURE.

       On June 11, 2003, the Company commenced the sale of the 4,705,910 shares of its Beacon Power Corporation common stock. Through June 19, 2003, the Company had sold 3,996,626 of those shares for proceeds of approximately $1.5 million, net of fees and commissions. As a consequence of the sale of these shares, the Company realized a gain of $0.8 million which will be included in its results for the fiscal quarter ending June 28, 2003.

       As of June 30, 2003, the Company owned 709,284 shares of Beacon Power Corporation common stock. Depending upon the stock price and other considerations, the Company may choose to sell these shares as well.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SATCON TECHNOLOGY CORPORATION


Date:  July 1, 2003                  By:  /s/ Ralph M. Norwood
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                                     Ralph M. Norwood
                                     Vice President and Chief Financial Officer